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EXHIBIT 1

1120 - 68th Avenue N.E.
Calgary, Alberta, Canada T2E 8S5

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

Friday, July 29, 2005, 9:00 a.m. (local time)

To Our Shareholders:

        Notice is hereby given that the 2005 Annual Meeting of Shareholders ("Annual Meeting") of NovAtel Inc. ("NovAtel" or the "Company") will be held at the Company's headquarters, 1120 - 68th Avenue N.E., Calgary, Alberta, Canada T2E 8S5, on Friday, July 29, 2005, at 9:00 a.m. (local time) for the following purposes:

  (1)
  To elect the Board of Directors;

  (2)
  To appoint Deloitte & Touche LLP as the auditors of NovAtel;

  (3)
  To approve the amendments to the NovAtel Inc. Employee Stock Option Plan, including the increase in the number of shares authorized for issuance thereunder by 335,000, as further set out in the accompanying Proxy Statement;

  (4)
  To approve the amendments to the NovAtel Inc. Directors Stock Option Plan, including the increase in the number of shares authorized for issuance thereunder by 45,000, as further set out in the accompanying Proxy Statement;

  (5)
  To receive the consolidated financial statements of NovAtel for the year ended December 31, 2004 and the reports of the auditors thereon; and

  (6)
  To transact such other business as may properly come before the Annual Meeting.

        The Board of Directors has fixed June 9, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only shareholders of record on the books of the Company as of 5:00 p.m., Thursday, June 9, 2005, will be entitled to vote at the meeting and any adjournment thereof.

        If a shareholder receives more than one form of proxy because the shareholder owns common shares of the Company registered in different names and addresses, each proxy should be completed and returned.

        Information relating to matters to be brought before the Annual Meeting is set forth in the Proxy Statement which accompanies this notice and which is expressly made part of this notice.

        Shareholders who are unable or do not wish to attend the Annual Meeting are requested to sign, date and return the enclosed form of proxy duly completed to Mellon Investor Services, L.L.C., Proxy Processing, P.O. Box 3315, South Hackensack, NJ 07606, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time set for the Annual Meeting.

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

Dated: June 16, 2005.

By Order of the Board of Directors

Werner Gartner, Corporate Secretary

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EXHIBIT 1
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS